Exhibit 99.2

PRESS RELEASE

	Contact:	Donald Fleming
For release at 4:30 p.m.		Senior Vice President
on July 17, 2003		Chief Financial Officer

	Contact #:	(718) 697-2813

ANNOUNCEMENT:	STATEN ISLAND BANCORP INC. REPORTS SECOND QUARTER 2003 RESULTS

Staten Island, New York – Staten Island Bancorp, Inc. (NYSE: SIB), (the “Company”), reported today that net income for the quarter ended June 30, 2003 was $25.5 million or $0.45 per diluted share.  This compares to net income of $20.6 million or $0.35 per diluted share for the quarter ended June 30, 2002.

For the six months ended June 30, 2003, the Company reported net income of $50.9 million or $0.90 per diluted share compared to $30.6 million or $0.52 per diluted share for the six months ended June 30, 2002.

Commenting on the second quarter results Chairman and Chief Executive Officer, Harry P. Doherty, stated “We are pleased to deliver another quarter of solid earnings as indicated by the Company’s return on average equity of 16.34% for the quarter.  These fine results have again been driven by the strong operating performance of our retail banking and mortgage banking businesses.  The Mortgage Company continues to benefit from the strength of a favorable mortgage market and interest rate environment.  Mortgage sales at the Mortgage Company reached a record $4.3 billion during the second quarter and we anticipate loan sales of approximately $4.6 billion in the third quarter.  Overall deposit growth continues to be strong, as core deposits have reached 68.8% of total deposits at June 30, 2003.”

Financial Highlights:

•

Net interest income increased slightly to $53.4 million in the second quarter 2003 from $52.9 million during the second quarter of 2002.  This improvement resulted from a $619.7 million or 10.5% increase in average interest earning assets to $6.5 billion for the quarter ended June 30, 2003 compared to $5.9 billion for the quarter ended June 30, 2002.  The current interest rate environment continues to result in a lowering of net interest margins and spreads, which have partially offset the favorable impact on net interest income of the increase in interest earning assets.  On a linked quarterly comparison basis, the interest rate spread and net interest margins decreased to 2.95% and 3.28%, respectively, for the second quarter of 2003 compared to 3.03% and 3.37%, respectively, for the first quarter of 2003 and 3.19% and 3.59%, respectively, for the second quarter of 2002.

•

During the second quarter of 2003, the volume of loans sold by the Company’s mortgage banking subsidiary, SIB Mortgage Corp., remained strong and amounted to $4.3 billion compared to $3.7 billion in the first quarter of 2003 and $1.5 billion in the second quarter of 2002.  The Company’s net gain on loan sales amounted to $111.7 million for the quarter ended June 30, 2003 compared to $87.8 million for the quarter ended March 31, 2003 and $35.1 million for the quarter ended June 30, 2002.  The Mortgage Company's net realized gross margins on loans sold increased to 2.60% for the second quarter of 2003 compared to 2.30% for the first quarter of 2003.  Because of market conditions and record volume levels, the Mortgage Company was able to widen its margins on all product types.

•

Deposit growth remained strong during the first six months of 2003.  Deposits increased $243.7 million or 7.0% to $3.7 billion at June 30, 2003 compared to $3.5 billion at December 31, 2002.  Core deposits, which consist of savings, NOW, DDA and money market accounts, increased $193.7 million or 8.2% during the six months ended June 30, 2003 and represent 68.8% of total deposits at June 30, 2003.  The increase in the core deposit base continues to be driven by our continuing expansion.  The expansion of the Bank’s retail deposit base, which has increased the volume of fee-related transactions, also contributed to a $327 thousand or 9.0% increase in service and fee income for the quarter ended June 30, 2003 compared to the quarter ended June 30, 2002.  Time deposits increased $50.0 million or 4.5% from December 31, 2002 to June 30, 2003.  This increase resulted from an increase in brokered deposits of $93.2 million partially offset by a reduction in retail certificates of deposit of $43.2 million during the same period.

•

The overall interest rate environment continues to remain favorable to the Company’s mortgage banking segment.  The Mortgage Company continued to experience record loan application volume of $8.8 billion for the quarter ended June 30, 2003 compared to $6.8 billion for the quarter ended March 31, 2003 and $3.0 billion for the quarter ended June 30, 2002.  Based upon current application levels, it is anticipated that loan sales will be approximately $4.6 billion in the third quarter of 2003.  The Company reported an unrealized gain on derivative transactions of $1.1 million in the second quarter of 2003 due to an increase in the fair market value of locked loan commitments, net of forward sales commitments.  For the first

2

quarter of 2003, the Company reported an unrealized gain of $4.4 million on derivative transactions.  While loan origination volume at the Mortgage Company continues to be positively impacted by the current low interest rate environment, volume in the future, particularly with respect to mortgage loan re-financings (which currently constitute approximately 76% of originations), as well as the unrealized gain/loss on the Company’s derivative instruments, may be adversely affected by increases in interest rates.  The Mortgage Company continues to look for market expansion opportunities and to review its current operations and product mix and expects to maintain a profitable level of originations in all interest rate environments.

•

The Company’s return on average equity was 16.34% for the quarter ended June 30, 2003 compared to 16.53% for the quarter ended March 31, 2003 and 14.51% for the quarter ended June 30, 2002.  The Company’s tangible book value per share increased to $9.61 at June 30, 2003 compared to $9.50 at March 31, 2003 and $9.23 at December 31, 2002.

•

The Company continued to manage its capital position through the use of stock repurchases.  During the second quarter of 2003, as part of its previously announced ninth share repurchase program, the Company repurchased 1.4 million shares at an average price of $17.75 per share.  There are approximately 341 thousand shares remaining to be purchased in the current program.

•

Total other expenses for the second quarter of 2003 were $139.6 million compared to $119.3 million for the quarter ended March 31, 2003 and $62.3 million for the quarter ended June 30, 2002.  On a linked quarter basis, total other expenses for the community-banking segment were $22.0 million for the second quarter of 2003, compared to $22.7 million for the first quarter of 2003.  The decrease of $700 thousand was due primarily to a decrease in professional fees and consulting fees partially offset by increases in personnel and other costs.  Also, on a linked quarter basis, total other expenses for the mortgage-banking segment were $117.6 million (net of inter-company eliminations) for the current quarter compared to $96.6 million for the previous quarter.  The increase of $21.0 million was primarily due to a $17.1 million increase in commission expense and a $2.4 million increase in personnel expense.  The increases in commission and personnel expense reflect the increased loan origination volumes at SIB Mortgage.

•

Total assets were $7.1 billion at June 30, 2003 an increase of $184.5 million or 2.7% compared to total assets of $6.9 billion at December 31, 2002.  This six month growth resulted primarily from a $209.2 million or 12.1% increase in loans held for sale and a $25.2 million increase in loans, net.  Loans held for sale were $1.9 billion and loans, net were $3.4 billion at June 30, 2003.  This growth was funded primarily by the $243.7 million or 7.0% increase in deposits during the first six months of 2003.

•	Borrowed funds were $2.7 billion at June 30, 2003, a decrease of $55.3 million or 2.0% as compared to $ 2.8 billion at December 31, 2002.

•

Stockholders’ equity was $618.8 million an increase of $4.5 million as compared to December 31, 2002.  This increase primarily reflects the increase resulting from net income for the six months ended June 30, 2003 partially offset by the impact of stock repurchase transactions and dividends.  Tangible equity to assets was 7.82% at June 30, 2003.

3

Asset Quality

•

Overall asset quality continued to be strong at June 30, 2003 as non-accruing assets totaled $26.2 million, representing a reduction of $900 thousand compared to total non-accrual assets of $27.1 million at March 31, 2003.  Non-accruing assets at June 30, 2003 consisted of $23.3 million in non-accruing loans and $2.9 million of other real estate owned  (“OREO”).  This compares to $18.7 million in non-accruing loans and $8.4 million of OREO at March 31, 2003.  Non-accruing loans at June 30, 2003 consisted of $16.1 million in single-family residential mortgage loans, $3.6 million of commercial real estate loans, $1.7 million of construction and land loans and $1.9 million of other loans.  Net loan charge-offs were $599 thousand in the current quarter.  During the second quarter of 2003 the Company sold three OREO properties with a carrying value of $5.3 million, which primarily accounts for the decrease in OREO on a linked quarter basis.  Based upon the quarterly review, management deemed it appropriate to make a $2.8 million provision for loan losses in the second quarter of 2003.

•

The allowance for loan losses was $25.3 million or 108.3% of total non-accruing loans at June 30, 2003, compared to $22.9 million or 122.3% of non-accruing loans at March 31, 2003 and $22.9 million or 137.7% of non-accruing loans at June 30, 2002.

***

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time.  Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts”, “forecasts,” “potential” or “continue” or similar terms or the negative of these terms.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  The Company has no obligation to update these forward-looking statements.

***

Staten Island Bancorp, Inc. is the holding company for SI Bank & Trust.  SI Bank & Trust was chartered in 1864 and currently operates 17 full service branches and three limited service branches on Staten Island, New York, three full service branches in Brooklyn, New York and 15 full service branches in New Jersey.  SI Bank & Trust also operates SIB Mortgage Corp., a wholly owned subsidiary of SI Bank & Trust, which conducts business under the name of Ivy Mortgage in 42 states.  On June 30, 2003, Staten Island Bancorp had $7.1 billion in total assets and $618.8 million of stockholders’ equity.

For information on our Company please visit our website at www.sibk.com.

4

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2003	2002	Increase (Decrease)	2003	2002	Increase (Decrease)
	(000’s omitted, except per share and share data)

Interest Income:
Loans	$82,451	$75,755	$6,696	$166,305	$145,638	$20,667
Securities available for sale	12,044	24,016	(11,972)	24,909	47,841	(22,932)
Federal funds sold	335	189	146	888	698	190
Total interest income	94,830	99,960	(5,130)	192,102	194,177	(2,075)

Interest Expense:
Savings and escrow accounts	2,971	4,918	(1,947)	6,102	9,401	(3,299)
Certificates of deposits	7,562	9,811	(2,249)	15,420	20,157	(4,737)
Money market and NOW accounts	3,741	3,985	(244)	7,744	7,342	402
Borrowed funds	27,198	28,379	(1,181)	55,671	56,519	(848)
Total interest expense	41,472	47,093	(5,621)	84,937	93,419	(8,482)
Net interest income	53,358	52,867	491	107,165	100,758	6,407
Provision for Loan Losses	2,779	4,990	(2,211)	3,629	6,490	(2,861)
Net interest income after provision for loan losses	50,579	47,877	2,702	103,536	94,268	9,268

Other Income (Loss):
Service and fee income	3,976	3,649	327	7,876	6,871	1,005
Net gains on loan sales	111,723	35,054	76,669	199,561	72,184	127,377
Unrealized gain on derivative transactions	1,107	(160)	1,267	5,464	(1,020)	6,484
Loan fees	13,472	5,063	8,409	24,932	11,843	13,089
Other Income	1,936	4,879	(2,943)	3,835	6,709	(2,874)
Securities transactions	(2)	432	(434)	313	599	(286)
	132,212	48,917	83,295	241,981	97,186	144,795

Other Expenses:
Personnel	28,971	21,728	7,243	55,038	61,229	(6,191)
Commissions	79,151	21,105	58,046	141,154	41,744	99,410
Occupancy and equipment	5,861	3,814	2,047	11,041	7,435	3,606
Amortization of intangible assets	144	153	(9)	289	298	(9)
Data processing	1,853	1,667	186	3,683	3,373	310
Marketing	2,551	1,382	1,169	4,291	2,492	1,799
Professional fees	4,277	3,059	1,218	9,551	5,719	3,832
Other	16,808	9,374	7,434	33,855	17,772	16,083
Total other expenses	139,616	62,282	77,334	258,902	140,062	118,840
Income before provision for income taxes	43,175	34,512	8,663	86,615	51,392	35,223

Provision for Income Taxes	17,671	13,927	3,744	35,668	20,783	14,885
Net Income	$25,504	$20,585	$4,919	$50,947	$30,609	$20,338

Earnings Per Share:
Basic	$0.47	$0.36		$0.93	$0.54
Fully Diluted	$0.45	$0.35		$0.90	$0.52

Dividends Declared	$0.13	$0.11		$0.26	$0.21

Weighted Average: Fully Diluted
Common Shares	90,260,624	90,260,624		90,260,624	90,260,624
Less: Unallocated ESOP/RRP Shares	4,855,520	5,296,410		4,911,798	5,342,947
Less: Treasury Shares	29,110,878	26,105,952		28,679,711	25,897,949
	56,294,226	58,858,262		56,669,115	59,019,728

CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

	June 30, 2003	December 31, 2002	Increase (Decrease)
	(000’s omitted)
ASSETS:
Cash and due from banks	$100,282	$137,085	$(36,803)
Federal funds sold	226,000	237,000	(11,000)
Securities available for sale	911,958	911,432	526
Federal Home Loan Bank of NY capital stock	97,900	112,150	(14,250)
Loans, net of allowance for loan losses of $25,260 in 2003 and $22,773 in 2002	3,447,711	3,422,492	25,219
Loans held for sale	1,939,110	1,729,890	209,220
Accrued interest receivable	24,229	23,976	253
Bank premises and equipment, net	50,496	47,545	2,951
Intangible assets, net	56,445	57,881	(1,436)
Other assets	265,500	255,644	9,856
Total assets	$7,119,631	$6,935,095	$184,536

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Due Depositors-
Savings	$1,123,232	$1,045,767	$77,465
Certificates of deposit	1,155,358	1,105,370	49,988
Money market	714,013	639,037	74,976
NOW accounts	140,226	134,450	5,776
Demand deposits	575,029	539,510	35,519
Total deposits	3,707,858	3,464,134	243,724
Borrowed funds	2,701,634	2,756,927	(55,293)
Advances from borrowers for taxes and insurance	29,788	23,537	6,251
Accrued interest and other liabilities	61,579	76,229	(14,650)
Total liabilities	6,500,859	6,320,827	180,032

STOCKHOLDERS’ EQUITY:
Common stock, par value $.01 per share, 100,000,000 shares authorized, 90,260,624 issued and 58,512,570 outstanding at June 30, 2003 and 90,260,624 issued and 60,269,397 outstanding at December 31, 2002	903	903	—
Additional paid-in-capital	587,688	586,405	1,283
Retained earnings	426,880	391,739	35,141
Unallocated common stock held by ESOP	(26,782)	(27,468)	686
Unearned common stock held by RRP	(8,784)	(8,894)	110
Treasury stock (31,748,054 shares at June 30, 2003 and 29,991,227 at December 31, 2002), at cost	(371,694)	(339,982)	(31,712)
	608,211	602,703	5,508
Accumulated other comprehensive income, net of taxes	10,561	11,565	(1,004)
Total stockholders’ equity	618,772	614,268	4,504
Total liabilities and stockholders’ equity	$7,119,631	$6,935,095	$184,536

SELECTED DATA (unaudited)

	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2003	2002	2003	2002
	(Dollars in thousands, except per share data)
Performance Ratios:
Return on average assets	1.43%	1.30%	1.44%	0.99%
Return on average equity	16.34%	14.51%	16.44%	10.88%

Earnings per share
Earnings per share - Fully diluted	$0.45	$0.35	$0.90	$0.52

Average interest-earning assets to average interest-bearing liabilities	112.83%	112.60%	112.59%	113.16%
Interest rate spread	2.95%	3.19%	2.99%	3.08%
Net interest margin	3.28%	3.59%	3.32%	3.51%
Noninterest expenses, exclusive of amortization of intangible assets, to average assets	7.80%	3.91%	7.32%	4.51%
Efficiency ratio	75.16%	61.30%	74.13%	70.79%

Capital and Other Ratios:
Average equity to average assets	8.73%	8.94%	8.77%	9.09%
Tangible equity to assets at end of period	7.82%	7.80%	7.82%	7.80%
Total capital to risk-weighted assets	14.22%	14.16%	14.22%	14.16%
Tangible book value per share	$9.61	$8.47	$9.61	$8.47

Asset Quality:
Non-accruing loans and real estate owned to total assets at end of the period	0.37%	0.39%	0.37%	0.39%
Allowance for loan losses to non-accruing loans at end of period	108.29%	137.74%	108.29%	137.74%
Allowance for loan losses to total loans at end of period	0.47%	0.52%	0.47%	0.52%
Non-accruing loans	$23,326	$17,357	$23,326	$17,357
Non-accruing loans and real estate owned	$26,235	$27,038	$26,235	$27,038
Allowance for loan losses	$25,260	$22,925	$25,260	$22,925

Segment Reporting Table

For The Six Months Ended June 30, 2003 and 2002

	Six Months Ended June 30, 2003 (000’s omitted) unaudited
	Mortgage Banking	Community Banking	Elimination of Intersegment Items	Total
Interest income	$60,404	$162,541	$(30,843)	$192,102
Interest expense	36,064	79,716	(30,843)	84,937
Net Interest income	24,340	82,825	—	107,165
Provision for loan losses	—	3,629	—	3,629
Other income (loss):
Service and fee income	—	13,862	(5,986)	7,876
Net gains (losses) on loan sales	203,566	(932)	(3,073)	199,561
Unrealized gain on derivative transactions	3,572	1,892	—	5,464
Loan fees	24,843	89	—	24,932
Other income	—	3,835	—	3,835
Securities transactions	—	313	—	313
Total other income (loss)	231,981	19,059	(9,059)	241,981
Other expenses	220,176	44,712	(5,986)	258,902
Income before provision for income taxes	36,145	53,543	(3,073)	86,615
Provision for income taxes	14,880	21,925	(1,137)	35,668
Net income	$21,265	$31,618	$(1,936)	$50,947

	Six Months Ended June 30, 2002 (000’s omitted) unaudited
	Mortgage Banking	Community Banking	Elimination of Intersegment Items	Total
Interest income	$45,274	$176,761	$(27,858)	$194,177
Interest expense	29,371	91,906	(27,858)	93,419
Net Interest income	15,903	84,855	—	100,758
Provision for loan losses	4,590	1,900	—	6,490
Other income (loss):
Service and fee income	—	6,871	—	6,871
Net gains (losses) on loan sales	80,294	(445)	(7,665)	72,184
Unrealized gain on derivative transactions	(1,020)	—	—	(1,020)
Loan fees	11,313	530	—	11,843
Other income	—	6,709	—	6,709
Securities transactions	—	599	—	599
Total other income (loss)	90,587	14,264	(7,665)	97,186
Other expenses	81,023	59,039	—	140,062
Income before provision for income taxes	20,877	38,180	(7,665)	51,392
Provision for income taxes	8,664	14,955	(2,836)	20,783
Net income	$12,213	$23,225	$(4,829)	$30,609

Segment Reporting Table
For The Three Months Ended June 30, 2003 and 2002

	Quarter Ended June 30, 2003 (000’s omitted) unaudited
	Mortgage Banking	Community Banking	Elimination of Intersegment Items	Total
Interest income	$30,208	$80,154	$(15,532)	$94,830
Interest expense	18,179	38,825	(15,532)	41,472
Net Interest income	12,029	41,329	—	53,358
Provision for loan losses	—	2,779	—	2,779
Other income (loss):
Service and fee income	—	7,257	(3,281)	3,976
Net gains (losses) on loan sales	115,266	(959)	(2,584)	111,723
Unrealized gain on derivative transactions	1,040	67	—	1,107
Loan fees	13,410	62	—	13,472
Other income	—	1,936	—	1,936
Securities transactions	—	(2)	—	(2)
Total other income (loss)	129,716	8,361	(5,865)	132,212
Other expenses	120,915	21,982	(3,281)	139,616
Income before provision for income taxes	20,830	24,929	(2,584)	43,175
Provision for income taxes	8,602	10,025	(956)	17,671
Net income	$12,228	$14,904	$(1,628)	$25,504

	Quarter Ended June 30, 2002 (000’s omitted) unaudited and restated
	Mortgage Banking	Community Banking	Elimination of Intersegment Items	Total
Interest income	$22,959	$90,398	$(13,397)	$99,960
Interest expense	14,269	46,221	(13,397)	47,093
Net Interest income	8,690	44,177	—	52,867
Provision for loan losses	3,890	1,100	—	4,990
Other income (loss):
Service and fee income	—	3,649	—	3,649
Net gains (losses) on loan sales	38,414	(571)	(2,789)	35,054
Unrealized gain on derivative transactions	(160)	—		(160)
Loan fees	5,298	(235)	—	5,063
Other income	—	4,879		4,879
Securities transactions	—	432	—	432
Total other income (loss)	43,552	8,154	(2,789)	48,917
Other expenses	42,114	20,168	—	62,282
Income before provision for income taxes	6,238	31,063	(2,789)	34,512
Provision for income taxes	2,589	12,370	(1,032)	13,927
Net income	$3,649	$18,693	$(1,757)	$20,585

The Mortgage Company sells various types of loans in the secondary market.

The following table summarizes loans sold and gross margins realized by the types of loan. The table does not reflect the unrealized gains or losses on derivative transactions (SFAS #133), nor the effect of the recognition of deferred loan costs or fees in accordance with SFAS #91.

	Quarter Ended June 30, 2003
	(unaudited)
Type	Volume	Net Realized Gross Gain	Net Realized Gross Margin

Agency Eligible	$2,758,112,177	$65,594,853	2.38%
Government	459,743,721	18,502,526	4.03%
Jumbo	290,894,116	4,931,043	1.70%
Alt-A	716,398,793	19,957,986	2.79%
Sub Prime	103,175,957	3,455,556	3.35%
Total	$4,328,324,764	$112,441,964	2.60%

	Quarter Ended March 31, 2003
	(unaudited)
Type	Volume	Net Realized Gross Gain	Net Realized Gross Margin

Agency Eligible	$2,360,063,396	$50,311,820	2.13%
Government	347,567,863	11,835,158	3.41%
Jumbo	151,911,337	2,150,712	1.42%
Alt-A	731,064,605	17,339,661	2.37%
Sub Prime	137,505,222	4,202,226	3.06%
Total	$3,728,112,423	$85,839,577	2.30%

AVERAGE BALANCES, NET INTEREST INCOME, YIELDS EARNED AND RATES PAID (unaudited)

	Three Months Ended June 30,
	2003			2002
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(000’s omitted)
Interest-earning assets:
Loans receivable (1):
Real estate loans	$5,185,972	$80,569	6.23%	$4,100,486	$73,529	7.19%
Other loans	95,247	1,882	7.93%	105,857	2,226	8.43%
Total loans	5,281,219	82,451	6.26%	4,206,343	75,755	7.22%
Securities (2)	1,124,457	12,044	4.30%	1,647,438	24,016	5.85%
Other interest-earning assets (3)	120,136	335	1.12%	52,307	189	1.45%
Total interest-earning assets	6,525,812	94,830	5.83%	5,906,088	99,960	6.79%
Noninterest-earning assets	644,548			460,434
Total assets	$7,170,360			$6,366,522

Interest-bearing liabilities:
Deposits:
NOW and money market deposits	$842,371	3,741	1.78%	$621,252	3,985	2.57%
Savings and escrow accounts	1,138,800	2,971	1.05%	996,026	4,918	1.98%
Certificates of deposit	1,125,113	7,562	2.70%	1,101,234	9,811	3.57%
Total deposits	3,106,284	14,274	1.84%	2,718,512	18,714	2.76%
Total Other Borrowings	2,677,240	27,198	4.07%	2,526,681	28,379	4.51%
Total interest-bearing liabilities	5,783,524	41,472	2.88%	5,245,193	47,093	3.60%
Noninterest-bearing liabilities (4)	760,827			552,338
Total liabilities	6,544,351			5,797,531
Stockholders’ equity	626,009			568,991
Total liabilities and stockholders’ equity	$7,170,360			$6,366,522
Net interest-earning assets	$742,288			$660,895
Net interest income/interest rate spread		$53,358	2.95%		$52,867	3.19%

Net interest margin			3.28%			3.59%
Ratio of average interest-earning assets to average interest-bearing liabilities			112.83%			112.60%

	Six Months Ended June 30,
	2003			2002
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(000’s omitted)
Interest-earning assets:
Loans receivable (1):
Real estate loans	$5,171,118	$162,434	6.33%	$3,979,497	$141,182	7.15%
Other loans	100,817	3,871	7.74%	105,996	4,456	8.48%
Total loans	5,271,935	166,305	6.36%	4,085,493	145,638	7.19%
Securities (2)	1,068,515	24,909	4.70%	1,616,029	47,841	5.97%
Other interest-earning assets (3)	159,263	888	1.12%	91,644	698	1.54%
Total interest-earning assets	6,499,713	192,102	5.96%	5,793,166	194,177	6.76%
Noninterest-earning assets	623,808			450,068
Total assets	$7,123,521			$6,243,234

Interest-bearing liabilities:
Deposits:
NOW and money market deposits	$824,295	7,744	1.89%	$571,125	7,342	2.59%
Savings and escrow accounts	1,113,565	6,102	1.11%	956,216	9,401	1.98%
Certificates of deposit	1,107,099	15,420	2.81%	1,090,578	20,157	3.73%
Total deposits	3,044,959	29,266	1.94%	2,617,919	36,900	2.84%
Total Other Borrowings	2,727,798	55,671	4.12%	2,501,454	56,519	4.56%
Total interest-bearing liabilities	5,772,757	84,937	2.97%	5,119,373	93,419	3.68%
Noninterest-bearing liabilities (4)	725,675			556,346
Total liabilities	6,498,432			5,675,719
Stockholders’ equity	625,089			567,515
Total liabilities and stockholders’ equity	$7,123,521			$6,243,234
Net interest-earning assets	$726,956			$673,793
Net interest income/interest rate spread		$107,165	2.99%		$100,758	3.08%

Net interest margin			3.32%			3.51%
Ratio of average interest-earning assets to average interest-bearing liabilities			112.59%			113.16%

        (1)          The average balance of loans receivable includes nonaccruing loans, interest on which is recognized on a cash basis.

        (2)          Securities include the Bank’s investment in FHLB New York stock.

        (3)          Includes money market accounts, Federal Funds sold, and interest-earning bank deposits.

        (4)          Consists primarily of demand deposit accounts.

LOAN PORTFOLIO COMPOSITION -  The following table sets forth the composition of the Company’s loans held for investment portfolio at the dates indicated.

	June 30, 2003	December 31, 2002	Increase (Decrease)
		(000’s omitted)
		(unaudited)
Mortgage loans: (1)
Single-family residential	$2,640,624	$2,671,041	$(30,417)
Multi-family residential	62,333	56,545	5,788
Commercial real estate	455,286	418,708	36,578
Construction and land	170,484	153,144	17,340
Home equity	21,309	19,032	2,277
Total mortgage loans	3,350,036	3,318,470	31,566

Other loans:
Student loans	141	228	(87)
Passbook loans	8,653	8,692	(39)
Commercial business loans	61,540	62,777	(1,237)
Other consumer loans	31,995	37,362	(5,367)
Total other loans	102,329	109,059	(6,730)

Total loans receivable	3,452,365	3,427,529	24,836
Less:
Premium on loans purchased	3,609	3,941	(332)
Allowance for loan losses	(25,260)	(22,773)	(2,487)
Deferred loan costs	16,997	13,795	3,202
Loans receivable, net	$3,447,711	$3,422,492	$25,219

        (1)          Mortgage loans held for sale at June 30, 2003 and December 31, 2002, of $1.9 billion and $1.7 billion, respectively, are not included in this table.

LOANS PAST DUE 90 DAYS OR MORE STILL ACCRUING AND NON-ACCRUING ASSETS. The following tables set forth information with respect to non-accruing loans, other real estate owned, repossessed assets and loans past due 90 days or more and still accruing.

	June 30, 2003	December 31, 2002
	(000’s omitted)
	(unaudited)
Non-Accruing Loan Assets
Mortgage loans:
Single-family residential	$16,070	$11,942
Multi-family residential	—	—
Commercial real estate	3,645	2,687
Construction and land	1,686	1,094
Home equity	—	—
Other loans:
Commercial business loans	937	797
Other consumer loans	988	837

Total non-accrual loans	23,326	17,357
Other real estate owned and repossessed assets, net	2,909	9,681
Total non-accruing loan assets	26,235	27,038

Loans past due 90 days or more and still accruing	2,625	5,684
Non-accruing loan assets and loans past due 90 days or more and still accruing	$28,860	$32,722

Non-accruing loan assets to total *HFI & **HFS loans	0.49%	0.53%
Non-accruing loan assets to total assets	0.37%	0.39%
Non-accruing loans to total *HFI & **HFS loans	0.44%	0.34%
Non-accruing loans to total assets	0.33%	0.25%

*  Held for Investment

** Held for Sale

DELINQUENT LOANS: The following table sets forth information concerning accruing but delinquent loans at the dates indicated.  The amounts presented represent the total outstanding principal balances of the related loans held in portfolio and held for sale loans, rather than the actual payment amounts which are past due.

	June 30, 2003	December 31, 2002
	(000’s omitted)
	(unaudited)
90 Days or More
Mortgage loans:
Single-family residential	$2,129	$4,451
Multi-family residential	—	—
Commercial real estate	—	—
Construction and land	141	940
Home equity	—	—
Total mortgage loans	2,270	5,391

Other loans:
Commercial business loans	249	41
Other loans	106	252
Total other loans	355	293

Total	2,625	5,684

	June 30, 2003	December 31, 2002
60-89 Days
Mortgage loans:
Single-family residential	$4,465	$6,699
Multi-family residential	—	—
Commercial real estate	388	493
Construction and land	674	465
Home equity	—	8
Total mortgage loans	5,527	7,665

Other loans:
Commercial business loans	288	124
Other loans	407	418
Total other loans	695	542

Total	6,222	8,207

	June 30, 2003	December 31, 2002
30-59 Days
Mortgage loans:
Single-family residential	$11,799	$16,496
Multi-family residential	—	—
Commercial real estate	3,120	3,646
Construction and land	344	2,787
Home equity	219	51
Total mortgage loans	15,482	22,980

Other loans:
Commercial business loans	1,732	3,014
Other loans	1,324	1,523
Total other loans	3,056	4,537

Total	18,538	27,517

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	QUARTER ENDED
	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002
	(000’s omitted, except per share and share data)

Interest Income:
Loans	$82,451	$83,854	$86,445	$79,552	$75,755
Securities available for sale	12,044	12,865	15,457	20,761	24,016
Federal funds sold	335	553	418	322	189
Total interest income	94,830	97,272	102,320	100,635	99,960

Interest Expense:
Savings and escrow	2,971	3,131	3,751	4,285	4,918
Certificates of deposits	7,562	7,858	9,014	9,837	9,811
Money market and NOW	3,741	4,003	4,515	4,423	3,985
Borrowed funds	27,198	28,473	29,549	29,821	28,379
Total interest expense	41,472	43,465	46,829	48,366	47,093
Net interest income	53,358	53,807	55,491	52,269	52,867
Provision for Loan Losses	2,779	850	(985)	3,349	4,990

Net interest income after provision for loan losses	50,579	52,957	56,476	48,920	47,877

Other Income (Loss):
Service and fee income	3,976	3,900	3,955	3,948	3,649
Net gains on loan sales	111,723	87,838	78,923	55,293	35,054
Unrealized gain on derivative transactions	1,107	4,357	(426)	14,033	(160)
Loan fees	13,472	11,460	10,092	7,252	5,063
Other Income	1,936	1,899	1,928	1,917	4,879
Securities transactions	(2)	315	(2,506)	1,512	432
	132,212	109,769	91,966	83,955	48,917

Other Expenses:
Personnel	28,971	26,067	25,126	9,905	21,728
Commissions	79,151	62,003	53,848	33,735	21,105
Occupancy and equipment	5,861	5,180	4,942	4,085	3,814
Amortization of intangible assets	144	145	145	138	153
FDIC Insurance	139	145	136	131	125
Data processing	1,853	1,830	1,674	1,643	1,667
Marketing	2,551	1,740	1,683	1,322	1,382
Professional fees	4,277	5,274	3,823	2,978	3,059
Other	16,669	16,902	14,740	10,232	9,249
Total other expenses	139,616	119,286	106,117	64,169	62,282
Income before provision for income taxes	43,175	43,440	42,325	68,706	34,512

Provision for Income Taxes	17,671	17,997	17,763	28,230	13,927
Income before cumulative effect of accounting change	25,504	25,443	24,562	40,476	20,585
Cumulative effect of change in accounting principle, net of tax	—	—	—	4,731	—
Net Income	$25,504	$25,443	$24,562	$45,207	$20,585

Earnings Per Share After Cumulative Effect of Accounting Change:
Basic	$0.47	$0.46	$0.45	$0.81	$0.36
Fully Diluted	$0.45	$0.45	$0.43	$0.78	$0.35

Dividends Declared Per Share	$0.13	$0.13	$0.13	$0.12	$0.11

Stock Closing Price	19.480	14.920	20.140	17.400	19.200

Weighted Average - Fully Diluted Shares
Common Shares	90,260,624	90,260,624	90,260,624	90,260,624	90,260,624
Less: Unallocated ESOP/RRP Shares	4,855,520	4,968,700	5,073,993	5,181,972	5,296,410
Less: Treasury Shares	29,110,878	28,243,146	27,721,717	27,504,031	26,105,952
	56,294,226	57,048,778	57,464,914	57,574,621	58,858,262